UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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(Name of Registrant as Specified In Its Charter)

Rudolph Technologies, Inc.

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SEC 1913 (3-99)

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 21, 2003

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of Rudolph Technologies, Inc. (the “Company”), a Delaware corporation, will be held on May 21, 2003 at 10:00 a.m., local time, at the Company’s corporate headquarters, located at One Rudolph Road, Flanders, New Jersey, for the following purposes:

1.    To elect three Class I directors to serve for three-year terms expiring upon the 2006 Annual Meeting of Stockholders or until their successors are elected;

2.    To approve the material terms of the Company’s 1999 Stock Plan to preserve the Company’s ability to receive certain corporate income tax deductions that may otherwise be limited by Internal Revenue Code Section 162(m);

3.    To ratify the appointment of KPMG LLP as our independent public accountants for the year ending December 31, 2003; and

4.    To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on March 31, 2003 are entitled to notice of and to vote at the meeting and any adjournment thereof.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

FOR THE BOARD OF DIRECTORS

STEVEN R. ROTH

Secretary

Flanders, New Jersey

April 25, 2003

RUDOLPH TECHNOLOGIES, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Rudolph Technologies, Inc. (the “Company”) for use at the 2003 Annual Meeting of Stockholders to be held May 21, 2003 at 10:00 a.m., local time (the “Annual Meeting”), or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s corporate headquarters, located at One Rudolph Road, Flanders, New Jersey. The Company’s telephone number is (973) 691-1300.

These proxy solicitation materials and the Company’s Annual Report to Stockholders for the year ended December 31, 2002, including financial statements, were mailed on or about April 25, 2003 to all stockholders entitled to vote at the meeting.

Record Date and Voting Securities

Stockholders of record at the close of business on March 31, 2003 (the “Record Date”) are entitled to notice of and to vote at the meeting. At the Record Date, 16,331,107 shares of the Company’s Common Stock, $0.001 par value, were issued and outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the Company’s principal executive offices a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

Quorum; Abstentions; Broker Non-votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR”, “AGAINST” or “WITHHOLD AUTHORITY” with respect to a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

Under current Delaware case law, while broker non-votes s (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner.

Deadlines for Submission of Stockholder Proposals for 2004 Annual Meeting

Stockholders of the Company are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission and the Bylaws of the Company. Stockholders wishing to present a proposal at the Company’s 2004 Annual Stockholder Meeting must submit such proposal to the Company by December 26, 2003 if they wish for it to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, under the Company’s Bylaws, a stockholder wishing to make a proposal at the 2004 Annual Stockholder Meeting must submit such a proposal to the Company prior to March 11, 2004.

PROPOSAL 1—ELECTION OF DIRECTORS

Nominees

The authorized number of directors is currently established at eight. The Company’s Certificate of Incorporation provides that the directors shall be divided into three classes, with the classes serving for staggered, three-year terms. Currently there are three directors in each of Class I and Class II and two directors in Class III. Each of the three Class II directors will hold office until the 2004 Annual Meeting or until his successor has been duly elected and qualified and each of the Class III directors will hold office until the 2005 Annual Meeting or until his successor has been duly elected and qualified. The three Class I directors are to be elected at this Annual Meeting.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s three nominees named below, each of whom is currently a director of the Company. In the event that any nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director.

The names of the three Class I nominees for director and certain information about each of them are set forth below. The names of, and certain information about, the current Class II and Class III directors with unexpired terms are also set forth below. All information is as of the Record Date.

Name	Age	Principal Occupation	Director Since
Nominees for Class I Directors:
Paul Craig	46	President of Riverside Partners, Inc.	1996
Paul F. McLaughlin	57	Chairman and Chief Executive Officer of Rudolph Technologies, Inc.	1996
Carl E. Ring, Jr.	65	Former Managing Director, Liberty Capital Partners, Inc.	1996

Continuing Class II Directors:
Daniel H. Berry	57	Industry Consultant	1998
Thomas G. Greig	55	Managing Director, Liberty Capital Partners, Inc.	2003
Richard F. Spanier	63	Retired, Chairman Emeritus	1966

Continuing Class III Directors:
David Belluck	40	Vice President, Riverside Partners, Inc.	1996
Aubrey C. Tobey	77	President of ACT International Consulting, Inc.	1998

Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company.

Paul F. McLaughlin has served as the Company’s Chairman since January 2000 and Chief Executive Officer and as a director of the Company since June 1996. Mr. McLaughlin has over 20 years experience in the semiconductor capital equipment business including 6 years as Vice President at Perkin-Elmer Corporation, a pioneer in optical lithography. Mr. McLaughlin holds a B.S. in Metallurgical Engineering from Rensselaer Polytechnic Institute, an M.S. in Metallurgy and Materials Science from Lehigh University and an M.B.A. from Harvard University, Graduate School of Business Administration.

David Belluck has served as one of the Company’s directors since June 1996. Since February 1989, Mr. Belluck has been a Vice President of Riverside Partners, Inc., a private equity investment firm. Mr. Belluck holds a B.A. from Harvard University and an M.B.A. from Harvard University, Graduate School of Business Administration. Mr. Belluck is currently a director of Atchison Casting Corporation.

Daniel H. Berry has served as one of the Company’s directors since October 1998. Since January 2001, Mr. Berry has been a consultant to the semiconductor industry. From May 1999 to January 2001, he served as President and Chief Operating Officer of Ultratech Stepper, Inc., a lithography tool supplier. From August 1998 to May 1999 he served as Executive Vice President and Chief Operating Officer of Ultratech Stepper and from January 1994 to August 1999, he served as a Senior Vice President of Sales and Marketing of that company. Mr. Berry holds a B.S. in Electrical Engineering from the Polytechnic Institute of Brooklyn.

Paul Craig has served as one of the Company’s directors since June 1996. Since February 1988, Mr. Craig has served as President of Riverside Partners, Inc., a private equity investment firm. Mr. Craig holds a B.A. from Harvard University.

Thomas G. Greig has served as one of the Company’s directors since January 2003. Since July 1998, Mr. Greig has been a Managing Director of Liberty Capital Partners, a private equity investment firm. From December 1985 to July 1998, Mr. Greig was a Managing Director of Donaldson, Lufkin, & Jenrette, Inc., an investment banking firm. Mr. Greig holds a B.S. in Engineering from Princeton University, an M.S.E. in Electrical Engineering from New York University and an M.B.A. from Harvard University, Graduate School of Business Administration. Mr. Greig is currently a director of Black Box Corporation.

Carl E. Ring, Jr. has served as one of the Company’s directors since June 1996. He was a founding partner of Liberty Partners, L.P., whose general partner is Liberty Capital Partners, Inc., a New York investment management firm, where he served as a Managing Director from September 1992 to October 2001. From June 1991 to September 1992, he was President of Eden, Miller & Co., Incorporated, an investment-banking firm. For more than five years prior thereto, Mr. Ring was a Managing Director of Lehman Brothers Inc., an investment banking and brokerage firm. Mr. Ring holds a B.A. in Mathematics from George Washington University and an M.B.A. from Harvard University, Graduate School of Business Administration. Mr. Ring is currently a director of Monaco Coach Corporation.

Richard F. Spanier has served as Chairman Emeritus of the Company’s Board of Directors since January 2000 and prior to that the Company’s Chairman of the Board of Directors since September 1966. From September 1966 to June 1996, Mr. Spanier served as the Company’s President and Chief Executive Officer. Mr. Spanier holds a B.S. in Physics, an M.S. in Physical Chemistry and a Ph.D. in Chemical Physics from Stevens Institute of Technology.

Aubrey C. Tobey has served as one of the Company’s directors since October 1998. Since May 1987, Mr. Tobey has served as President of ACT International Consulting, Inc., a company which provides marketing and management services for high technology companies. Mr. Tobey holds a B.S. in Mechanical Engineering from Tufts University and an M.S. in Mechanical Engineering from the University of Connecticut. Mr. Tobey is currently a director of Chartered Semiconductor Manufacturing, Ltd.

Board Meetings and Committees

The Board of Directors of the Company held a total of four meetings during 2002. No director attended fewer than 75% of the meetings of the Board of Directors and its committees upon which such director served. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee, each of which has adopted a written charter.

The Audit Committee of the Board of Directors currently consists of Directors Berry, Belluck and Tobey, and held five meetings during the last year. The Audit Committee recommends engagement of the Company’s independent accountants, and is primarily responsible for approving the services performed by the Company’s independent accountants and for reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. Each member of the Company’s Audit Committee is “independent” as defined under Nasdaq’s listing standards.

The Compensation Committee of the Board of Directors currently consists of Directors Berry, Craig and Ring, and held one meeting during the last year. The Compensation Committee establishes the policies upon which compensation of and incentives for the Company’s executive officers will be based, reviews and approves the compensation of the Company’s executive officers, and administers the Company’s stock option and stock purchase plans. The Compensation Committee’s Report is set forth below at “COMPENSATION COMMITTEE REPORT.”

The Nominating Committee of the Board of Directors currently consists of Directors Greig, Spanier Belluck and Tobey. The Nominating Committee was established in January 2003 and it therefore held no meetings during the last year. The Nominating Committee identifies prospective director nominees and recommends to the Board director nominees for the next annual meeting of stockholders and replacements of a director in the event a director steps down. The Nominating Committee recommends to the Board director nominees for the Audit and Compensation Committees. Stockholders wishing to recommend persons for consideration by the Nominating Committee as nominees for election to the Company’s Board of Directors can do so by writing to the Secretary of the Company at its principal executive offices giving each such persons’ name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the person recommended of his or her consent to be named as a nominee and, if nominated and elected, to serve as a director. The Company’s Bylaws also contain a procedure for stockholder nomination of directors.

Audit Committee Report

The following is the audit committee’s report submitted to the Board of Directors for the year ended December 31, 2002.

The Audit Committee of the Board of Directors has:

•	reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2002 with the Company’s management;

•	discussed with KPMG LLP, the Company’s independent auditors, the materials required to be discussed by Statement of Auditing Standard 61;

•	reviewed the written disclosures and the letter from KPMG LLP required by Independent Standards Board No. 1 and has discussed with KPMG LLP its independence; and

•	considered whether the provision of non-audit services as noted under Proposal Three is compatible with maintaining KPMG LLP independence and has determined that such provision of non-audit services is compatible.

Based on the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2002 Annual Report on Form 10-K.

THE AUDIT COMMITTEE

DANIEL H. BERRY

DAVID BELLUCK

AUBREY C. TOBEY

Compensation of Directors

Directors who are employees of the Company receive no compensation for their services as members of the Board of Directors. Other directors received cash compensation of $5,000 for attendance at each meeting of the Board of Directors in 2002. Directors are not paid to serve on committees of the Board of Directors.

Vote Required

The three nominees receiving the highest number of votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon election of directors under Delaware law.

The Company’s Board of Directors unanimously recommends voting “for” the nominees set forth herein.

PROPOSAL NO. 2

APPROVAL OF MATERIAL TERMS OF 1999 STOCK PLAN

FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

General

The Company’s 1999 Stock Plan (the “Plan”) was adopted by the Company’s Board of Directors and approved by the Company’s stockholders in August, 1999 and provides for: (i) the granting to employees and consultants of nonstatutory stock options; (ii) the granting to employees (including officers and employee directors) of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); and (iii) the granting to employees and consultants of stock purchase rights. As of March 31, 2003 a total of 2,946,774 shares of the Company’s common stock have been reserved for issuance under the Plan, 2,439,997 shares were subject to outstanding options and 380,105 shares remained available for future grant. The material terms of the Plan are summarized below and a copy of the Plan is attached as Appendix A to this Proxy Statement.

Proposal

Although the stockholders of the Company approved the Plan in 1999, the Company is asking its stockholders to approve the material terms of the Plan again to preserve certain corporate income tax deductions that may become available to the Company. As explained below under “U.S. Federal Income Tax Consequences”, under the tax rules applicable to stock options, the Company is normally entitled to a deduction for federal tax purposes in the same amount as the ordinary income recognized by an individual who exercises a nonstatutory stock option. The Company is also normally entitled to a deduction for federal tax purposes equivalent to any ordinary income recognized by the holder of an incentive stock option if certain holding periods are not satisfied before the underlying stock is sold.

However, Section 162(m) of the Internal Revenue Code limits the deductions available to the Company for federal income tax purposes to the extent that its Chief Executive Officer or any of the four other most highly compensated executive officers of the Company at the end of a given year receive more than $1.0 million in compensation in any single year. For purposes of Section 162(m), compensation includes the amount of ordinary income that may be recognized by an option holder as outlined above. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, the Company may deduct it for federal income tax purposes even if the individual’s total compensation exceeds $1.0 million in a single year. Options granted under the Plan are generally designed to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code. For these options to continue to qualify as “performance-based” compensation under Section 162(m), applicable tax regulations require that the Company’s stockholders approve the material terms of the Plan at the Company’s 2003 Annual Meeting of Stockholders.

The Company believes that it must retain the flexibility to respond to changes in the market for top executives and offer compensation packages that are competitive with those offered by others in the Company’s industry. Likewise, the Company believes that it is in the best interests of the Company and its stockholders to preserve to the maximum allowable extent tax deductions that may potentially be available to the Company.

In order to comply with the stockholder approval requirements of Section 162(m), if stockholder approval of this proposal is not obtained, the Company will not make any further grants under the Plan to its Chief Executive Officer or its four other most highly compensated executive officers until such time as stockholder approval of a subsequent similar proposal is obtained or a new plan is approved.

Summary of the 1999 Stock Plan

The following summary of the Plan as currently in effect is qualified in its entirety by the specific language of the Plan.

Purpose.    The Company’s Board of Directors adopted the Plan to attract and retain the best available personnel and to enable the Company’s employees, directors and consultants to own shares and take advantage of the tax benefits allowed to employer stock plans under the Internal Revenue Code of 1986.

Shares reserved for issuance under the Plan.    As of March 31, 2003, the aggregate number of shares that have been reserved for issuance under the Plan is 2,946,774. On January 1 of each year, the number of shares reserved for issuance under the Plan increases by the lesser of:

•	400,000 shares;

•	2% of the outstanding shares on such date; and

•	an amount determined by the Board.

The shares may be authorized but unissued or reacquired shares. The Company will adjust the number of shares available for grant under the Plan (and any outstanding options or stock purchase rights and the per-person numerical limits on options) as appropriate to reflect any stock splits, stock dividends, recapitalizations or other changes to its capital structure.

Plan Administration.    The Company’s Board of Directors or a committee thereof (as applicable, the “Administrator”) administers the Plan. The Administrator has final authority to interpret any provision of the Plan or any grant made under the Plan.

Eligibility.    Employees, directors and consultants, and the employees and consultants of the Company’s parent or subsidiaries, are eligible to receive nonstatutory stock options (“NSOs”) and stock purchase rights. Only the Company’s employees and those of any parent or subsidiaries are eligible to receive incentive stock options (“ISOs”). An individual who has received one or more options is referred to in this Proxy Statement as a “participant.” The Administrator selects the employees, directors and consultants who receive options and stock purchase rights under the Plan.

Description of Option and Stock Purchase Rights.    Subject to the Plan limitations, the Administrator has discretion to determine the terms of each option or stock purchase right and the number of shares covered by each option or stock purchase right, except that no single participant may receive options covering more than a total of 500,000 shares during any year. However, in connection with his or her initial service, the Administrator may grant a participant an option(s) to purchase up to an additional 500,000 shares that will not count against the 500,000 limit described above. Also, the total fair market value of the shares (as of the date of grant) with respect to which ISOs are exercisable for the first time by any participant during any calendar year (under all of the Company’s plans and its affiliates’ plans) may not exceed $100,000.

Type of Stock Option Grants Permitted.    The Plan permits the Company to grant ISOs and NSOs. After the Company grants an option, the principal differences to the participant between an ISO and a NSO relate to federal income tax consequences.

Written Agreements.    A written agreement between the service provider and the Company represents each option that the Administrator awards under the Plan. An option agreement includes the following information:

•	The exercise price of the option;

•	The expiration date of the option;

•	The number of shares covered by the option;

•	Any conditions to the exercise of the option; and

•	Any other terms and conditions that the Administrator determines in its sole discretion.

The option agreement also will specify whether an option is an ISO or an NSO.

Stock Purchase Rights.    In the case of stock purchase rights, unless the Administrator determines otherwise, the standard form of restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser. The repurchase option shall lapse at a rate determined by the Administrator.

Exercise Price.    The Administrator determines the exercise price of each option and stock purchase right. However, the exercise price for an ISO may not be less than the fair market value of the shares on the date of grant. Under certain circumstances, the exercise price for an ISO may not be less than 110% of the fair market value on the date of grant. The Administrator determines the fair market value as provided in the Plan, but fair market value generally is the closing sale price of the Company’s common stock on the applicable date.

Each option and stock purchase right is exercisable at the time or times and under the restrictions and conditions that the Administrator determines in its discretion. After an option or stock purchase right has been granted, the Administrator may accelerate the exercisability of the option or stock purchase right. In addition, the following special rules apply:

Effect of Dissolution.    In the event of a proposed dissolution or liquidation, all outstanding options will automatically terminate immediately prior to the consummation of the dissolution or liquidation. The Administrator may in its discretion, however, accelerate the exercisability of any option under the Plan in such event.

Effect of Merger or Asset Sale.    If there is a proposed sale of all or substantially all of the Company’s assets, or a merger with or into another corporation, the successor corporation (or a parent or subsidiary of the successor corporation) may assume or substitute each outstanding option or stock purchase right. In the event that the successor corporation does not agree to assume or substitute the outstanding options or stock purchase rights, the options or stock purchase rights will become fully vested and exercisable even as to shares which otherwise would not be vested or exercisable.

Expiration.    The Administrator determines all expiration provisions that apply to options and stock purchase rights. In the case of ISOs, the term may not exceed ten years from the date of grant.

Upon the termination of a participant’s employment or consulting relationship with the Company, he or she may exercise his or her options to the extent it was exercisable at the date of termination for a period of time the Administrator determines, but in no event after the expiration of the original term of the option.

U.S. Federal Income Tax Consequences

Incentive Stock Options.    An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Long-term capital gains are grouped and netted by holding periods. Net capital gains tax on assets held for more than twelve months is currently capped at 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonstatutory Stock Options.    An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding by the Company. The Company is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gain tax on assets held for more than twelve months is capped at 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

Stock Purchase Rights.    Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company’s right to repurchase the stock upon the purchaser’s termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company.

Different rules may apply if the purchaser is an officer, director, or 10% stockholder.

The foregoing is only a summary of the effect of federal income taxation upon optionees and the Company with respect to the grant and exercise of options or stock purchase rights under the 1999 Stock Plan. Reference should be made to the applicable provisions of the Internal Revenue Code. In addition, the summary does not purport to be complete, and does not discuss the tax consequences of the participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

Required Vote

The affirmative vote of the holders of a majority of the common stock present in person or represented by proxy and entitled to vote is required to approve the material terms of the 1999 Stock Plan for purposes of Section 162(m).

The Board of Directors unanimously recommends that the stockholders vote “for” the approval of the material terms of the 1999 Stock Plan for Section 162(m) purposes.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has selected KPMG LLP, independent accountants, to audit the financial statements of the Company for the year ending December 31, 2003, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. KPMG LLP audited the Company’s financial statements for the year ended December 31, 2002. Representatives of KPMG LLP are expected to be present at the Annual Meeting with the opportunity to make statements if they desire to do so and are expected to be available to respond to appropriate questions.

The Company engaged KPMG LLP as independent auditors for the year ended December 31, 2002 on May 23, 2002 following the dismissal of Arthur Andersen LLP as independent auditor for the Company on May 23, 2002. Both the dismissal of Arthur Andersen LLP and the engagement of KPMG LLP were approved by the Company’s Board of Directors based on the recommendation of the Audit Committee. Arthur Andersen LLP was engaged by the Company, based on the recommendation of the Audit Committee, on May 14, 2001 as independent public accountants for the Company for the year ended December 31, 2001.

The report of Arthur Andersen LLP on the financial statements for the year ended December 31, 2001 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. Between May 14, 2001 and the termination of Arthur Andersen LLP’s appointment, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused that firm to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements, and there were no “reportable events” (as defined in SEC Regulation S-K Item 304(a)(1)(v)). Between January 1, 2000 and the engagement of KPMG LLP on May 23, 2002, neither the Company nor anyone acting on behalf of the Company consulted with KPMG LLP regarding either (i) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement with Arthur Andersen LLP or a “reportable event” (as defined in SEC Regulation S-K Item 304(a)(1)(v)). Arthur Andersen LLP’s letter to the Securities and Exchange Commission stating its agreement with the statements in this paragraph is filed as Exhibit 16 to the Company’s Current report on Form 8-K, dated May 30, 2002.

On May 14, 2001, the Company engaged Arthur Andersen, LLP as its independent accountants in place of PricewaterhouseCoopers LLP. The Company’s Audit Committee and Board of Directors participated in and approved the decision to change independent accountants.

The report of PricewaterhouseCoopers LLP on the financial statements for the year ended December 31, 2000 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. Between January 1, 1999 and the termination of PricewaterhouseCoopers LLP’s appointment as independent public accountants, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused that firm to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements, and there were no “reportable events” (as defined in SEC Regulation S-K Item 304(a)(1)(v)). Between January 1, 1999 and the engagement of Arthur Andersen LLP on May 14, 2001, neither the Company nor anyone acting on behalf of the Company consulted with Arthur Andersen LLP regarding either (i) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement with PricewaterhouseCoopers LLP or a “reportable event” (as defined in SEC Regulation S-K Item 304(a)(1)(v)). PricewaterhouseCoopers LLP’s letter to the Securities and Exchange Commission stating its agreement with the statements in this paragraph is filed as Exhibit 16 to the Company’s Current report on Form 8-K/A, dated May 18, 2001.

Fees billed to the Company by KPMG LLP during 2002

Audit Fees:

Audit fees billed to the Company by KPMG LLP during the Company’s 2002 year for review of the Company’s annual financial statements and those financial statements included in the Company’s quarterly reports on Form 10-Q totaled $144,900.

Financial Information Systems Design and Implementation Fees:

The Company did not engage KPMG LLP to provide advice to the Company regarding financial information systems design and implementation during the year ended December 31, 2002.

All Other Fees:

Fees billed to the Company by KPMG LLP during the Company’s 2002 year for all other services rendered to the Company totaled $267,825 including audit-related fees of $244,950 and tax-related services of $22,875. Audit-related fees include acquisition matters and merger due diligence.

Vote Required

The affirmative vote of a majority of the Votes Cast will be required to ratify KPMG LLP as the Company’s independent auditors.

The Company’s Board of Directors unanimously recommends voting “for” the ratification of the appointment of KPMG LLP as the Company’s independent accountants for the year ending December 31, 2003.

EXECUTIVE COMPENSATION

Executive Compensation Tables

The table below sets forth information for the three most recently completed years concerning the compensation of the Chief Executive Officer of the Company and the other executive officers of the Company (the “Named Executive Officers”):

Summary Compensation Table

		Annual Compensation			Long term compensation
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation	Securities Underlying Options	All Other Compensation (2)
Paul F. McLaughlin Chairman and Chief Executive Officer	2002 2001 2000	$365,099 337,952 281,846	$ — — 120,000	— — —	35,000 155,000 —	$6,211 5,829 6,020

Robert M. Loiterman Senior Vice President, General Manager of Integrated Metrology	2002 2001 2000	217,307 214,039 179,567	— — 42,750	— — —	12,500 90,000 —	5,832 5,797 5,912

Steven R. Roth Senior Vice President, Finance and Administration and Chief Financial Officer	2002 2001 2000	185,423 180,865 150,477	— — 28,875	— — —	10,000 65,000 —	5,779 5,386 5,628

Nathan H. Little Vice President, Operations	2002 2001 2000	151,965 79,084 —	— — —	— — —	15,000 40,000 —	2,314 274 —

Ajay Khanna Vice President, International Sales	2002 2001 2000	175,541 — —	— — —	— — —	— — —	3,540 — —

(1)	Includes bonuses earned during the year and paid in the subsequent year.
(2)	Amounts shown include (i) the following life insurance premiums paid by the Company for each executive officer in years 2000, 2001 and 2002, respectively: Mr. McLaughlin ($770, $729 and $648), Mr. Loiterman ($662, $697 and $626), Mr. Roth ($577, $588 and $534), Mr. Little ($0, $274 and $439) and Mr. Khanna ($0, $0, $452); and (ii) amounts contributed by the Company under the Company’s 401(k) Saving and Retirement Plan for years 2000, 2001 and 2002, respectively: Mr. McLaughlin ($5,250, $5,100 and $5,563), Mr. Loiterman ($5,250, $5,100, $5,206), Mr. Roth ($5,051, $4,798 and $5,245), Mr. Little ($0, $0 and $1,875) and Mr. Khanna ($0, $0 and $3,088).

Option Grants

The following table sets forth certain information with respect to stock option grants to the Named Executive Officers during the year ended December 31, 2002.

Option Grants in Last Year

	# of Individual Grants (1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in 2002	Exercise Price	Expiration Date
					5%	10%
Paul F. McLaughlin	35,000	6.94%	$14.62	10/17/2012	$321,805	$815,518
Robert M. Loiterman	12,500	2.48	14.62	10/17/2012	114,930	291,256
Steven R. Roth	10,000	1.98	14.62	10/17/2012	91,944	233,005
Nathan H. Little	15,000	2.97	14.62	10/17/2012	137,916	349,507
Ajay Khanna	—	—	—	—	—	—

(1)	These options were granted pursuant to the Company’s 1999 Stock Plan. The option exercise prices were at the fair market value of the Company’s Common Stock on the date of grant. These options have terms of ten years and vest as follows: 20% of the shares subject to the option become exercisable twelve months after the date of grant and 1/60th of the shares subject to the option become exercisable each month thereafter.
(2)	Potential realizable values are net of exercise price, but before taxes associated with exercise. The amounts represent certain assumed rates of appreciation only, based on Securities and Exchange Commission rules, applied for the entire ten-year term of the options. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions, the option holders’ continued employment through the vesting period and the date of exercise and sale of the option shares. The amounts reflected in this table may not necessarily be achieved and do not reflect the Company’s estimate of future stock price growth.

Option Exercises and Values

The following table sets forth information for the Named Executive Officers relating to the number and value of securities underlying exercisable and unexercisable options they held at December 31, 2002.

Year-End Option Exercises and Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul F. McLaughlin	118,545	$1,540,085	344,579	183,002	$4,164,890	$310,320
Robert M. Loiterman	—	—	108,254	99,001	696,896	147,603
Steven R. Roth	5,000	222,350	84,118	81,085	427,408	136,253
Nathan H. Little	—	—	11,416	43,584	—	68,100
Ajay Khanna	—	—	35,013	15,334	342,517	36,340

(1)	Value of unexercised options is based on the last reported sale price of the Company’s Common Stock on the Nasdaq National Market of $19.16 per share on December 31, 2002 minus the exercise price.

Executive Officers

Set forth below is certain information regarding the executive officers of the Company and their ages as of March 31, 2003. Information relating to Paul F. McLaughlin is set forth above at “PROPOSAL 1—ELECTION OF DIRECTORS—Nominees.”

Robert M. Loiterman, age 43, has served as the Company’s Senior Vice President of Technology Development any General Manager of Integrated Metrology since February 2002. From January 2001 to February 2002, he served as the Company’s Senior Vice President of Engineering and from June 1996 to January 2001, he served as the Company’s Director of Engineering. From January 1990 to June 1993 Mr. Loiterman served as a project manager and from January 1988 to January 1990 he served as a design engineer. Mr. Loiterman holds a B.S. in Electrical Engineering from Rutgers University.

Steven R. Roth, age 42, has served as the Company’s Senior Vice President, Finance and Administration and Chief Financial Officer since September 1996. From August 1991 to August 1996, Mr. Roth served as a Director of Corporate Finance for Bell Communications Research, now called Telcordia, a research and development company serving the telecommunications industry. Mr. Roth is a C.P.A. and holds a B.S. in Accounting from Villanova University.

Nathan H. Little, age 51, has served as the Company’s Vice President of Operations since May 2001. From 1997 to 2001, Mr. Little held the following positions for Philips Electronics North America: from 1999 to 2001 he served as Vice President, NPR Purchasing, from 1998 to 1999 he served as Director, Corporate Leveraging, and from 1997 to 1998 he served as Cluster Manager, NPR Purchasing. From 1993 to 1997, Mr. Little served as National Sales Manager for Philips Electronic Instruments Company. Mr. Little received a B.S. in Mechanical Engineering from Northwestern University, an M.S. in Mechanical Engineering from the University of Minnesota and an M.B.A. from Harvard Business School. He is a Professional Engineer (PE) and a Certified Purchasing Manager (C.P.M.).

Ajay Khanna, age 43, was promoted to the Company’s Vice President of International Sales in February 2002 and has served as the Director of International Sales since August 1996. Prior to that, he served in various international sales positions with the Company. Mr. Khanna received a B.S. in Electrical Engineering from Clarkson University and an M.B.A. from the University of Michigan Business School.

Employment Agreements and Change in Control Arrangements

In 2000, the Company entered into management agreements with Paul F. McLaughlin, Robert M. Loiterman, and Steven R. Roth. The management agreements with Mr. Loiterman and Mr. Roth provide for terms of one year with automatic renewals for additional one-year terms unless the Company or the executive deliver a notice of non-renewal to the other party. Mr. McLaughlin’s management agreement provides for an initial term of two years with automatic renewals for additional two year terms. The management agreements with each of Messrs. Loiterman and Roth prohibit the executives from competing with the Company in any way or soliciting our employees during their terms of employment and for one year after termination of their employment. Mr. McLaughlin’s management agreement prohibits him from competing with the Company in any way or soliciting our employees during the term of his employment and for two years after termination of his employment.

The management agreements provide that if the Company terminates an executive’s employment without cause or if the executive terminates with good cause, the Company will be required to pay that executive his base salary for one year or two years in the case of Mr. McLaughlin. The agreements also provide that in the event of the termination of an executive’s employment upon a change in control, which results in the executive not being offered a management agreement on comparable terms, the executive will be entitled to receive his base salary for one year, or two years in the case of Mr. McLaughlin. In this context, a change of control would occur if, among other events, the Company were sold to an independent third party and that independent third party acquired enough of the Company’s stock to elect a majority of the Company’s Board of Directors, or that independent third party acquired all, or substantially all, of the Company’s assets.

COMPENSATION COMMITTEE REPORT

The information contained in the following report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

Introduction

The Compensation Committee of the Board of Directors (the “Committee”) was established in 1996 and is comprised solely of outside directors. In general, the Committee is responsible for reviewing and recommending for approval by the Board of Directors the Company’s compensation practices, including executive salary levels and variable compensation programs, both cash-based and equity-based. With respect to the compensation of the Company’s Chief Executive Officer, the Committee reviews and approves the various elements of the Chief Executive Officer’s compensation. With respect to other executive officers, the Committee reviews the recommendations for such individuals presented by the Chief Executive Officer and the bases therefor and approves or modifies the compensation packages for such individuals. Base salary levels for executive officers of the Company have been generally established at or near the start of each year, and final bonuses for executive officers have been determined at the end of each year based upon such individual’s performance and the performance of the Company.

Executive Compensation

The Company’s compensation program consists of two principal components: cash-based compensation, both fixed and variable, and equity-based compensation. These two principal components are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term success of the Company.

Cash-based Compensation

The Committee believes that the annual cash compensation paid to executives should be commensurate with both the executive’s and the Company’s performance. For this reason, the Company’s executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus).

Base salaries for executive officers are established considering a number of factors, including the Company’s profitability; the executive’s individual performance and measurable contribution to the Company’s success; and pay levels of similar positions with comparable companies in the industry. The Committee supports the Company’s compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of the Company’s formal annual review process.

An executive’s annual performance award generally depends on the financial performance of the Company relative to profit targets and the executive’s individual performance. These targets are reviewed at least annually to meet the changing nature of the Company’s business. The incentive portion is set at a higher percentage for more senior officers, with the result that such officers have a higher percentage of their potential total cash compensation at risk.

Equity-based Compensation

The Committee administers an option program pursuant to which members of management, including the Company’s executive officers, may receive annual option grants as of the time of their reviews each year from a pool of shares set aside by the Committee. The purpose of the option program is to provide additional incentive to executives and other key employees of the Company to work to maximize long-term return to the Company’s stockholders. The allocation of the option pool, other than the shares allocated to the Chief Executive Officer and other than shares allocated in amounts of 10,000 or more per recipient, is recommended by the Chief Executive Officer for approval by the Committee. The allocation of shares from the option pool in amounts of 10,000 or less per recipient is made by the Chief Executive Officer and reviewed by the Board of Directors at the first Board meeting following such allocation. The allocation of shares from the option pool to the Chief Executive Officer is determined by the Committee. In granting stock options to the executive officers, the Chief Executive Officer and the Committee consider a number of subjective factors, including the executive’s position and responsibilities at the Company, such executive’s individual performance, the number of options held (if any) and other factors that they may deem relevant. Options generally vest over a five-year period to encourage optionholders to continue in the employ of the Company. The exercise price of options is the market price on the date of grant, ensuring that the option will acquire value only to the extent that the price of the Company’s Common Stock increases relative to the market price at the date of grant. In 2002, options to purchase an aggregate of 107,500 shares of Common Stock were granted to the executive officers.

Chief Executive Officer Compensation

The Committee generally uses the same factors and criteria described above for compensation decisions regarding the Chief Executive Officer. During 2002, Mr. McLaughlin received a base salary of $365,099 for serving as the Chief Executive Officer of the Company. Mr. McLaughlin received no cash bonus for 2002. In 2002, the Compensation Committee also granted Mr. McLaughlin options to purchase an aggregate of 35,000 shares of the Company’s Common Stock.

Tax Deductibility of Executive Compensation

The Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. Under this legislation, the Company may deduct such compensation with respect to any of these individuals only to the extent that during any year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). The Company’s policy is to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax laws. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company’s success. Consequently, the Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

Summary

The Committee believes that its compensation program to date has been fair and motivating, and has been successful in attracting and retaining qualified employees and in linking compensation directly to the Company’s success. The Committee intends to review this program on an ongoing basis to evaluate its continued effectiveness.

THE COMPENSATION COMMITTEE

DANIEL H. BERRY

PAUL CRAIG

CARL E. RING, JR.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Directors Berry, Craig and Ring, none of whom has interlocking relationships as defined by the Securities and Exchange Commission.

During 2002, Mr. Craig incurred liability to the Company under Section 16(b) of the Securities Exchange Act of 1934 in the amount of $1,515,000 as a result of a purchase and sale of the Company’s Common Stock within a six-month period. Mr. Craig discharged the liability on September 9, 2002 with a payment to the Company of $1,515,000, representing his deemed profit under Section 16(b).

COMPANY’S STOCK PERFORMANCE

Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company’s Common Stock with the cumulative return of the Nasdaq composite index and a peer group index for the period commencing on the first day the Company’s Common Stock was traded on the Nasdaq Stock Market, November 12, 1999, and ending on December 31, 2002. The information contained in the performance graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

The graph assumes that $100 was invested on November 12, 1999 in the Company’s Common Stock and in each index (based on prices from the close of trading on November 12, 1999), and that all dividends were reinvested. No cash dividends have been declared or paid on the Company’s Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns. The Company operates on a 52 week calendar year which ended on Tuesday, December 31, 2002. Under the assumptions stated above, over the period from November 12, 1999 to December 31, 2002 the total return on an investment in the Company would have been 119.75%, as compared to 45.16% for the Nasdaq Stock Market index and 92.8% for the RDG Semiconductor index shown below. In previous years, the Company has compared the performance of its Common Stock in its performance graph against the JP Morgan H&G Semiconductor Index. As of April 4, 2002, this index is no longer published. As shown in the graph below, the Company has selected the RDG Semiconductor Composite Index as its new industry index.

COMPARISON OF 37 MONTH CUMULATIVE TOTAL RETURN*

AMONG RUDOLPH TECHNOLOGIES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,

THE JP MORGAN H & Q SEMICONDUCTOR INDEX

AND THE RDG SEMICONDUCTOR INDEX

	11/12/99	12/99	12/00	12/01	12/02
Rudolph Technologies, Inc.	100.00	209.38	188.68	214.50	119.75
Nasdaq Stock Market (U.S.)	100.00	136.77	82.34	65.32	45.16
JP Morgan H & Q Semiconductors	100.00	132.42	110.46	107.07
RDG Semiconductor Composite	100.00	125.14	96.04	83.38	36.12

SECURITY OWNERSHIP

The following table sets forth certain information with respect to beneficial ownership of the Company’s Common Stock as of March 31, 2003 (except as otherwise indicated), by: (i) each person who is known by the Company to own beneficially more than five percent of the Common Stock, (ii) each of the Named Executive Officers, (iii) each of the Company’s directors, and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

Beneficial Owner	Number of Shares(1)	Percentage(2)
Liberty Partners Holdings, 11, L.L.C.	3,490,540	21.4%
c/o Liberty Capital Partners, Inc. 1370 Avenue of the Americas New York, NY 10019
Wellington Management Company, LLP(3)	1,084,170	6.6
75 State Street Boston, MA 02109
Wasatch Advisors, Inc.(4)	940,092	5.8
150 Social Hall Avenue Salt Lake City, UT 84111
Paul F. McLaughlin(5)	543,649	3.3
Robert M. Loiterman	132,806	*
Steven R. Roth	100,498	*
Nathan H. Little	15,595	*
Ajay Khanna	38,898	*
David Belluck	167,407	1.0
Daniel H. Berry	6,783	*
Paul Craig	185,285	1.1
Thomas G. Greig(6)	3,490,540	21.4
c/o Liberty Capital Partners, Inc. 1370 Avenue of the Americas New York, NY 10019
Carl E. Ring, Jr.	—	*
Richard F. Spanier(7)	70,267	*
Aubrey C. Tobey	3,783	*
All directors and executive officers as a group (fifteen persons)(8)	4,872,211	28.65

*	Less than 1%.

(1)	Includes the number of shares subject to options which are exercisable within 60 days of March 31, 2003 by the following persons: Mr. McLaughlin, (367,914 shares), Mr. Loiterman (122,005 shares), Mr. Roth (95,786 shares), Mr. Little (14,750 shares), Mr. Khanna (37,930), Mr. Berry (1,783 shares), Mr. Tobey (1,783 shares) and all directors and executive officers as a group (677,783 shares).
(2)	Applicable percentage ownership is based on 16,331,107 shares of common stock outstanding as of March 31, 2003. Beneficial ownership of shares is determined in accordance with the rules of the Securities and Exchange Commission and generally includes shares as to which a person holds sole or shared voting or investment power. Shares of common stock subject to options that are presently exercisable or exercisable within 60 days of March 31, 2003 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted the address for the stockholders named in this table is c/o Rudolph Technologies, Inc., One Rudolph Road, Flanders, NJ 07836.

(3)	Information provided herein is based on the Schedule 13G that was filed on February 12, 2003 by Wellington Management Company, LLP.
(4)	Information provided herein is based on the Schedule 13G that was filed on February 14, 2003 by Wasatch Advisors, Inc.
(5)	Includes 20,000 shares held by Mr. McLaughlin’s wife.
(6)	The number of shares of common stock beneficially owned by Mr. Greig consists of 3,490,540 shares of our common stock held by Liberty Partners Holdings 11, L.L.C. Mr. Greig is a director and stockholder of Liberty Capital Partners, Inc., which is the general partner of Liberty Partners, L.P. Liberty Partners, L.P. is a partner of Liberty Investment Partnership 11, which is the managing member of Liberty Partners Holdings 11, L.L.C. Mr. Greig disclaims beneficial ownership of all shares except to the extent of his pecuniary interest in Liberty Partners Holdings 11, L.L.C.
(7)	Includes 4,860 shares held by Mr. Spanier’s wife.
(8)	The number of shares of common stock beneficially owned by our directors and executive officers as a group includes 3,490,540 shares of our common stock held by Liberty Partners Holdings 11, L.L.C.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to the Company’s equity compensation plans as of December 31, 2002.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	2,421,219	$20.92	1,128,552
Equity compensation plans not approved by security holders	N/A	N/A	N/A

TOTAL	2,421,219	$20.92	1,128,552

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the “SEC”). Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the year ended December 31, 2002, all officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements, except as follows: (i) each of George J. Collins, Robert DiCrosta and Ajay Khanna filed a late Form 3 after their appointment as executive officers of the Company and (ii) A. Kathleen Hennessey filed a late Form 4 with respect to a stock option grant in September 2002.

OTHER MATTERS

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

STEVEN R. ROTH

Secretary

Dated: April 25, 2003

APPENDIX A

RUDOLPH TECHNOLOGIES, INC.

1999 STOCK PLAN

1.    Purposes of the Plan.    The purposes of this 1999 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2.    Definitions.    As used herein, the following definitions shall apply:

(a)  “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange: or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

(c)  “Board ” means the Board of Directors of the Company.

(d)  “Code” means the Internal Revenue Code of 1986, as amended.

(e)  “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(f)  “Common Stock” means the common stock of the Company.

(g)  “Company” means Rudolph Technologies, Inc., a Delaware corporation.

(h)  “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(i)  “Director” means a member of the Board.

(j)  “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(k)  “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(l)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)  “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(n)  “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(o)  “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(p)  “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

(q)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(r)  “Option” means a stock option granted pursuant to the Plan.

(s)  “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(t)  “Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

(u)  “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(v)  “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(w)  “Plan” means this 1999 Stock Plan.

(x)  “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

(y)  “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(z)  “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule l6b-3, as in effect when discretion is being exercised with respect to the Plan.

(aa)  “Section 16(b)” means Section 16(b) of the Exchange Act.

(bb)  “Service Provider” means an Employee, Director or Consultant.

(cc)  “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(dd)  “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

(ee)  “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.    Stock Subject to the Plan.    Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 2,000,000 Shares, plus an annual increase to be added on the first day of the Company’s fiscal year beginning in fiscal year 2001 equal to the lesser of (i) 400,000 shares or (ii) two percent (2%) of the outstanding shares on such date, or (iii) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4.    Administration of the Plan.

(a)  Procedure.

(i)  Multiple Administrative Bodies.    The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii)  Section l62(m).    To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section I 62(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section l62(m) of the Code.

(iii)  Rule l6b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule l6b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule l6b-3.

(iv)  Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b)  Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)  to determine the Fair Market Value;

(ii)  to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

(iii)  to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

(iv)  to approve forms of agreement for use under the Plan;

(v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)  to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(vii)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii)  to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(ix)  to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to (or less than) the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

(xi)  to make all other determinations deemed necessary or advisable for administering the Plan.

(c)  Effect of Administrator’s Decision.    The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

5.    Eligibility.    Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.    Limitations.

(a)  Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)  Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(c)  The following limitations shall apply to grants of Options:

(i)  No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

(ii)  In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 500,000 Shares which shall not count against the limit set forth in subsection (i) above.

(iii)  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13.

7.    Term of Plan.    Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

8.    Term of Option.    The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9.    Option Exercise Price and Consideration.

(a)  Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)  In the case of an Incentive Stock Option:

(A)  granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)  granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)  In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii)  Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(b)  Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(c)  Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i)  cash;

(ii)  check;

(iii)  promissory note;

(iv)  other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v)  consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi)  a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii)  any combination of the foregoing methods of payment; or such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.    Exercise of Option.

(a)  Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue ( or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)  Termination of Relationship as a Service Provider.    If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)  Disability of Optionee.    If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)  Death of Optionee.    If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant) but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve months following the Optionee’s death. The Option may be exercised by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form acceptable by the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised within the applicable time period by the personal representative of the Optionee’s estate or by the person or persons to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)  Buyout Provisions.    The Administrator may at any time offer to buyout for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11.    Stock Purchase Rights.

(a)  Rights to Purchase.    Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b)  Repurchase Option.    Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or

Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(c)  Other Provisions.    The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d)  Rights as a Stockholder.    Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

12.    Non-Transferabilitv of Options and Stock Purchase Rights.    Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

13.    Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)  Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall’ be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

(b)  Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

(c)  Merger or Asset Sale.    In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

14.    Date of Grant.    The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

15.    Amendment and Termination of the Plan.

(a)  Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

(b)  Stockholder Approval.    The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)  Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

16.    Conditions Upon Issuance of Shares.

(a)  Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)  Investment Representations.    As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19.    Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

Please date, sign and mail your proxy card back as soon as possible!

Annual Meeting of Stockholders

RUDOLPH TECHNOLOGIES, INC.

May 21, 2003

Ú  Please Detach and Mail in the Envelope Provided  Ú

RUDOLPH TECHNOLOGIES, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

OF DIRECTORS OF RUDOLPH TECHNOLOGIES, INC.

The undersigned hereby constitutes and appoints David Belluck and Daniel H. Berry, or either of them, as and for his proxies, each with the power to appoint such proxy’s substitute, and hereby authorizes them, or either of them, to vote all of the shares of Common Stock of Rudolph Technologies, Inc. held of record by the undersigned on March 31, 2003, at the Annual Meeting of Stockholders of Rudolph Technologies, Inc. to be held Wednesday, May 21, 2003 and at any and all adjournments thereof as follows:

(Continued and to be signed on reverse side.)

Ú  Please Detach and Mail in the Envelope Provided  Ú

A ☒	Please mark your votes as in this example

	FOR all nominees listed at right (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed at right
1. ELECTION OF DIRECTORS	☐	☐	Nominees: Paul Craig Paul F. McLaughlin Carl E. Ring, Jr.	2. TO APPROVE THE MATERIAL TERMS OF THE COMPANY’S 1999 STOCK PLAN TO PRESERVE CERTAIN CORPORATE INCOME TAX DEDUCTIONS. FOR AGAINST ABSTAIN ☐ ☐ ☐

To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below:				3. TO RATIFY THE APPOINTMENT OF KMPG LLP AS INDEPENDENT AUDITORS. FOR AGAINST ABSTAIN ☐ ☐ ☐
4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
This proxy, when properly executed, will be voted in the manner described herein by the undersigned. If no direction is made, this proxy will be voted FOR all nominees listed.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

		Dated	, 2003

Signature of stockholder	Signature if held jointly

Note:	Please sign exactly as your name appears on this proxy cared. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.